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                                                                    Exhibit 10.6

                                                                    BD LLP Draft
                                                                        11/29/99

                            FIRST AMENDMENT TO LEASE

      This First Amendment to Lease (the "Amendment") is dated as of December __ 1999, between Western Properties Master LLC, a Delaware limited liability company ("Landlord") and Rowecom Inc., a Delaware corporation ("Tenant").

      REFERENCE is made to that certain lease dated as of April 30, 1999 between Landlord and Tenant (the "Lease") for approximately 40,076 square feet on the first and second floors of the building known and numbered as 60 Aberdeen Avenue, Cambridge, Massachusetts (the "Property").

      WHEREAS, Landlord has consented to a sublease of a portion of the Property to Celarix, Inc. pursuant to Section 12 of the Lease;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual promises hereinafter set forth, Landlord and Tenant agree to amend the Lease, effective as of the date of this Amendment, as follows:

      1. The Lease is hereby amended by deleting Section 3.2.2 in its entirety.

      All terms which are defined in the Lease shall have the same meanings when used in this Amendment.

      The Lease is hereby ratified and confirmed and, as modified by this Amendment, shall remain in full force and effect. All other terms of the Lease not contemplated herein shall remain in full force and effect.

      This Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.


               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
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EXECUTED under seal as of the date first set forth above.


LANDLORD:                     WESTERN PROPERTIES MASTER LLC,
                              a Delaware limited liability company


                              By:
                                     ------------------------------------
                              Name:
                                     ------------------------------------
                              Title:
                                     ------------------------------------


TENANT:                       ROWECOM INC.,
                              a Delaware corporation


                              By:    /s/ Rodney M. Smith
                                     ------------------------------------
                              Name:  Rodney M. Smith
                                     ------------------------------------
                              Title: Director of Finance
                                     ------------------------------------
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thirty (30) days before the occupancy date of said space (as indicated in
Section 3.1.1 above). All work shall be performed in a good and workmanlike manner. LESSOR shall have the right to reasonably approve all interior work and shall have approval in its sole discretion of any work altering structural components of the Building. LESSEE acknowledges that the 4,500 square foot second floor space will require new HVAC installation as part of LESSEE's work in that space and that the cost of that work will be LESSEE's (and can be drawn out of LESSEE's tenant improvement allowance). The allowances are in the following amounts:

      First floor space (19,872 RSF)                  - $100,000

      Second floor space (1999 occupancy) (7,577 RSF) - $152,500

      Second floor space (2001 occupancy) (8,127 RSF) - $162,500

      Second floor bathrooms (June 1, 2001)           - $40,000

      Second floor space (2000 occupancy) (4,500 RSF) - $135,000

Any allowance funds not previously used in the build-out of an already occupied space may be requisitioned by LESSEE for other work during the term of this Lease.

      3.2.2 COMPLETION OF LANDLORD IMPROVEMENTS. Upon execution of this Lease, the LESSOR shall diligently pursue approvals for and construction of a passenger elevator from the first floor to the second floor, access to the elevator from the first floor space, and a second floor lobby. LESSOR shall use best efforts to obtain all necessary permits and approvals to commence such work. As part of the elevator construction, LESSOR shall create a second floor lobby, which space, upon full second floor occupancy by LESSEE in 2001, shall become part of LESSEE's Leased Premises. The LESSOR shall notify LESSEE in writing prior to obtaining permits for the construction and installation of such elevator and shall deliver copis of


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the plans to LESSEE showing locations of the elevator. Failure by LESSOR to complete said improvements on or before December 31, 1999 shall result in a rent reduction for LESSEE for each day after December 31, 1999 that the improvements are not completed (i.e. elevator is not in service) equal on an annual basis to $2.00 times the actual space occupied on the second floor by LESSEE (to be pro rated as appropriate for square footage occupied). For example, if LESSEE occupied 15,000 square feet for a year on the second floor, the rent reduction if the elevator were not complete would be $30,000 (representing 15,000 square feet times $2.00 per square foot).

      4. RENT. LESSEE covenants and agrees to pay to LESSOR annual base rent ("Base Rent") in the amounts set forth or provided for below, by equal payments of one-twelfth of such annual rate on the first day of each calendar month in advance, the first monthly payment to be made on the Commencement Date, and by payment, in advance, of a pro-rata portion of a monthly payment for any portion of a month at the beginning or end of the Term; all payments to be made to LESSOR or such agent, and at such place, as LESSOR shall from time to time in writing designate, the following being now so designated:

                          WESTERN PROPERTIES MASTER LLC
                                  PO BOX 382663
                            CAMBRIDGE, MA 02238-2663

      The annual Base Rent during the Term is the following:

            (a)   From June 1, 1999 through July 31, 1999, $ 197,002.00,
                  ($16,416.83 per month) (representing $26.00 per square foot times 7,577 square feet);

            (b)   From August 1, 1999 through May 31, 2000, $ 713,674.00
                  ($59,472.83 per month), (representing $26.00 per square foot times 27,449 square feet);

            (c)   From June 1, 2000 through August 31, 2001, $ 830,674.00
                  ($69,222.83 per month) (representing $26.00 per square foot times 31,949 square feet); and


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